Page 1 of 3
                      Ford Credit NOV 1994-B Grantor Trust
                         7.30% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: December 1994
Distribution Date: January 15, 1994
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------
Principal Deposits in Collection Account
- ----------------------------------------
  Scheduled Principal Payments                  $      17,536,042.95
  Prepayments in Full                                  12,512,004.62
  Warranty and Administrative Repurchases                       0.00
  Liquid. Proceeds, Recov. & Released Payaheads           351,440.84
                                                  ------------------
    Available Principal Amount                  $      30,399,488.41
  Realized Losses                                         122,367.05
                                                  ------------------
  Monthly Principal Distributable Amount        $      30,521,855.46


Interest Deposits in Collection Account
- ---------------------------------------
  Available Interest Amount                     $      11,093,874.26


Servicing Fee
- -------------
  Class A Servicing Fee                         $         890,341.61
  Class B Servicing Fee                                    61,895.41
  Servicing Fee Carryforward Amount                             0.00
                                                  ------------------
    Total Servicing Fee                         $         952,237.02
  Available Subordination Amount                        9,674,558.62
  Servicing Fee Shortfall Amount                                0.00
  Reimbursable Advances                                    21,692.41
  Available Int. Amount for Certificateholders         10,119,944.83


Schedule of Distributions to Certificateholders
- -----------------------------------------------
Class A
- -------
  Class A Interest Distributable Amount         $       6,499,493.76
    Plus: Class A Int. Carryover Shortfall                      0.00
    Less: Class A Available Interest Amount             9,462,148.42
                                                  ------------------
  Class A Interest Draw Amount                  $               0.00
    Less: Available Subordination Amount               13,295,009.69
                                                  ------------------
  Class A Interest Shortfall Amount             $               0.00
  Remaining Class A Available Interest Amount           2,962,654.66


  Interest Distribution to Class A              $       6,499,493.76


  Class A Principal Distributable Amount        $      28,537,934.86
    Plus: Class A Prin. Carryover Shortfall                     0.00
    Less: Class A Available Principal Amount    $      28,423,521.66
                                                  ------------------
  Class A Principal Draw Amount                 $         114,413.19
    Less: Available Subordination Amount               13,295,009.69
                                                  ------------------
  Class A Principal Shortfall Amount            $               0.00


  Principal Distribution to Class A             $      28,537,934.86

                                                                    Page 2 of 3
                      Ford Credit NOV 1994-B Grantor Trust
                         7.30% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: December 1994
Distribution Date: January 15, 1994
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------
Class B
- -------
  Class B Interest Distributable Amount         $       3,620,451.07
    Plus: Class B Int. Carryover Shortfall                      0.00
    Less: Class B Available Interest Amount             3,620,451.07
    Plus: Class B Interest Draws                                0.00
                                                  ------------------
  Class B Interest Shortfall Amount             $               0.00


  Interest Distributions to Class B             $       3,620,451.07


  Class B Principal Distributable Amount        $       1,983,920.60
    Plus: Class B Prin. Carryover Shortfall                 3,668.67
    Less: Class B Available Principal Amount            1,975,966.75
    Plus: Class B Principal Draws                         114,413.19
                                                  ------------------
  Class B Principal Shortfall Amount            $         126,035.72


  Principal Distributions to Class B            $       1,861,553.55


Principal Balances
- ------------------
  Class A Beginning Principal Balance           $   1,068,409,933.31
  Less: Reductions to Class A Prin. Balance            28,537,934.86
                                                  ------------------
  Class A Ending Principal Balance              $   1,039,871,998.45


  Class B Beginning Principal Balance           $      74,274,487.34
  Less: Reductions to Class B Prin. Balance             1,983,920.60
                                                  ------------------
  Class B Ending Principal Balance              $      72,290,566.74


  Beginning Pool Principal Balance              $   1,142,684,420.65    82,229
  Less: Reductions in Pool Prin. Balance               30,521,855.46
                                                  ------------------
  Ending Pool Principal Balance                 $   1,112,162,565.19    81,271

Calculation of Pool Factor
- --------------------------
  Class A Pool Factor (End Class A Prin.                   0.9465191
  Bal. divided by Init. Class A Prin. Balance to 7 decimal places)

Calculation of Subordinated Spread Account
- ------------------------------------------
  Lesser of:
   A. Specified Subord. Spread Acct. Balance    $       8,812,520.00
      and
   B. Balance on Previous Payment Date          $       7,698,591.87
      Plus: Interest Distrib. to Class B                3,620,451.07
      Plus: Principal Distrib. to Class B               1,861,553.55
      Less: Withdrawals from Sub. Spread Account                0.00
                                                  ------------------
      Adjusted Subordinated Spread Account      $      13,180,596.49

  Remaining Subordinated Spread Account         $       8,812,520.00
  (lesser of A or B)

                                                                    Page 3 of 3
                      Ford Credit NOV 1994-B Grantor Trust
                         7.30% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: December 1994
Distribution Date: January 15, 1994
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Calc. of Specified Subord. Spread Acct. Ratios
- ----------------------------------------------
  Annualized Average Losses/Pool Balance                      0.077%
  Average Delinquent & Repo Inventory Contracts/              0.195%
  Outstanding Contracts


Advances
- --------
  Advances at Beginning of the Month            $       5,979,963.50
  Plus: Net Change in Advances                          1,747,950.53
                                                  ------------------
  Advances at End of the Month                  $       7,727,914.03


Payaheads
- ---------
  Payaheads at Beginning of the Month           $       4,344,066.17
  Plus: Net Change in Payaheads                           119,802.22
                                                  ------------------
  Payaheads at End of the Month                 $       4,463,868.39


Delinquency Amounts Excluding Repo Inventory
- --------------------------------------------
  31 - 60 Days                                  $      18,440,887.15     1,303
  61 - 90 Days                                          1,365,873.68        95
  91 - 120 Days                                            19,936.66         1
  Over 120 Days                                                 0.00         0
                                                  ------------------  --------
                                                $      19,826,697.49     1,399

Repo Inventory                                                             167































Rept. No.: 1.022